UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2007

Opteum Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 7, 2007, Opteum Financial Services, LLC ("OFS"), a subsidiary of Opteum Inc. (the "Company"), entered into a definitive agreement (the "Asset Purchase Agreement") to sell substantially all of OFS’s assets related to its retail mortgage loan origination business (the “Business”) and certain other assets associated with its corporate staff functions to Prospect Mortgage Company, LLC ("Prospect") for an estimated aggregate purchase price of $5.0 million in cash plus the assumption by Prospect of certain lease and other liabilities related to the assets being sold.

Under the terms of the Asset Purchase Agreement, Prospect will purchase substantially all of the operating assets related to the Business, including, among other things, a majority of its retail branch office leases and the tangible personal property located at such branch offices, its pipeline of residential mortgage loan applications (the "Pipeline Loans"), escrowed deposits related to the Pipeline Loans, customer lists and intellectual property and information technology systems used by OFS in the conduct of the Business. Prospect has agreed to assume the obligations of OFS under the Pipeline Loans and substantially all of OFS's liabilities relating to the Business and the purchased assets arising after the closing date.

The Company, OFS and Prospect have made customary representations, warranties and covenants in the Asset Purchase Agreement, including, among others, representations regarding authorization, consents, conflicts and the Pipeline Loans, as well as OFS's covenant to conduct the Business between the date of the Asset Purchase Agreement and the Closing Date in the manner set forth in the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, the estimated cash payment of $5.0 million expected to be received by OFS is subject to possible reduction in the event that OFS employees employed in a sales function, including loan officers and production managers (“loan production personnel”), representing an agreed-upon threshold percentage of the aggregate loan production of the Business during the preceding four calendar quarters do not accept employment with Prospect, and it is a condition to Prospect’s obligation to close the transaction that OFS loan production personnel representing at least an agreed minimum percentage of the aggregate loan production of the Business during the preceding four calendar quarters accept offers of employment with Prospect. The closing of the transaction contemplated by the Asset Purchase Agreement is subject to various other customary closing conditions, including, among other things, the continued accuracy at closing of OFS's representations and warranties made in the Asset Purchase Agreement, and the absence of a material adverse effect on the Business or the Company's or OFS's ability to consummate the transaction. The transaction is scheduled to be completed during the second quarter of 2007. This description is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

A copy of the Company’s press release dated May 7, 2007 announcing the Asset Purchase Agreement and the related transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1   Asset Purchase Agreement, dated May 7, 2007, by and among Opteum Financial Services, LLC, Opteum Inc. and Prospect Mortgage Company, LLC.

99.1   Press release of Opteum Inc. dated May 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2007	OPTEUM INC.

	By:	/s/ Jeffrey J. Zimmer
Jeffrey J. Zimmer
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

10.1   Asset Purchase Agreement, dated May 7, 2007, by and among Opteum Financial Services, LLC, Opteum Inc. and Prospect Mortgage Company, LLC.

99.1   Press release of Opteum Inc. dated May 7, 2007.